UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2012

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas 74248
(Address of principal executive offices)
(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

On March 20, 2012, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review fourth quarter 2011 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income (“NOI”).  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with accounting principles generally accepted in the United State of America (“GAAP”), excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests, as one measure to evaluate our operating performance.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association (“IPA”), which excludes from FFO the following items:

(1)	acquisition fees and expenses;
(2)	straight line rent amounts, both income and expense;
(3)	amortization of above- or below-market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	impairment charges on real estate related assets (including non-depreciable properties, loans receivable, and equity and debt investments);
(6)	gains or losses from the early extinguishment of debt;
(7)

gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)	gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;
(9)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(10)	gains or losses related to contingent purchase price adjustments; and
(11)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, we believe that the use of FFO and MFFO, together with the required GAAP presentations, provide a more complete understanding of our performance.

We believe that the use of FFO, together with the required GAAP presentations, is helpful to our stockholders and our management in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing and operating expenses.

We believe that MFFO is a helpful measure of operating performance because it excludes certain non-operating activities and certain recurring non-cash operating adjustments as outlined above.  Accordingly, we believe that MFFO can be a useful metric to assist management, stockholders and analysts in assessing the sustainability of operating performance.  By providing MFFO, we believe we are presenting useful information that assists stockholders in better aligning their analysis with management’s analysis of long-term, core operating activities.  Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities.

The following table presents our calculation of FFO available to common stockholders and MFFO available to common stockolders for the years ended December 31, 2011, 2010 and 2009 (in thousands except per share amounts):

	Year Ended December 31,
	2011	2010	2009

Net loss	$(181,875)	$(231,228)	$(439,087)
Net loss attributable to noncontrolling interests	425	729	8,455

Adjustments (1):
Real estate depreciation and amortization from consolidated properties	221,169	238,944	275,045
Real estate depreciation and amortization from unconsolidated properties	7,447	7,027	7,116
Impairment of depreciable real estate assets (2)	96,066	87,825	259,063
Gain on sale of depreciable real estate	(18,086)	(2,920)	—
Noncontrolling interests share of above adjustments	(1,241)	(1,390)	(9,188)
FFO attributable to common stockholders	$123,905	$98,987	$101,404

Impairment of goodwill	—	11,470	—
Fair value adjustments to derivatives	—	(193)	196
Acqusition expenses	238	—	—
Straight-line rent adjustment	(25,498)	(14,383)	(19,515)
Amortization of above- and below-market rents, net	(18,823)	(12,323)	(12,958)
(Gain)/loss on early extinguishment of debt and troubled debt restructuring	(38,911)	(23,539)	3,239
Loss on extinguishment of hedge	—	—	2,101
Noncontrolling interests share of above adjustments	122	58	40
MFFO attributable to common stockholders	$41,033	$60,077	$74,507

Weighted average common shares outstanding - basic	296,351	294,241	291,739
Weighted average common shares outstanding - diluted (3)	296,365	294,241	291,739

Net loss per common share - basic and diluted (3)	$(0.61)	$(0.78)	$(1.47)
FFO per common share - basic and diluted	$0.42	$0.34	$0.35
MFFO per common share - basic and diluted	$0.14	$0.20	$0.26

(1)	Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)	Includes impairment of our investments in unconsolidated entities which resulted from a measurable decrease in the fair value of the depreciable real estate held by the joint venture or partnership.

(3)	There are no dilutive securities for purposes of calculating the net loss per common share.

We define NOI as rental revenue, less property operating expenses, real estate taxes and property management fees.   We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define Same Store Cash NOI as NOI (excluding bad debt expense) less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent and lease incentives.  We view Same Store Cash NOI both year-over-year and quarter-over-quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of Same Store Cash NOI for the three months ended December 31, 2011 and 2010, the three months ended December 31, 2011 and September 30, 2011 and the years ended December 31, 2011 and 2010 (in thousands, except property count):

	Three Months Ended		Three Months Ended		Year Ended
	31-Dec-11	31-Dec-10	31-Dec-11	30-Sep-11	31-Dec-11	31-Dec-10
Same store:
Revenues:
Rental income	$117,662	$118,482	$119,424	$114,865	$469,904	$473,560
Less:
Straight-line rent adjustment	5,418	1,799	7,033	6,367	21,344	9,381
Above/below market rent & lease incentives	2,205	2,310	2,205	2,581	16,234	9,472
Lease termination fees	780	1,676	780	834	7,199	4,194
	109,259	112,697	109,406	105,083	425,127	450,513

Expenses:
Property related expenses	39,149	40,738	39,594	35,665	143,232	145,365
Bad debt expense	45	830	45	10	(1,132)	69
Real estate taxes	15,251	13,567	15,528	17,053	63,829	62,978
Property management fees	3,425	3,679	3,425	3,364	13,578	14,465
	57,870	58,814	58,592	56,092	219,507	222,877
Same store cash NOI	$51,389	$53,883	$50,814	$48,991	$205,620	$227,636

Leased at period end (% owned)	84%	85%	84%	85%	84%	85%

Consolidated Operating Properties	52		53		52
Square Feet (% owned)	18,948		19,253		18,948

The following table presents our reconciliation of net loss to Same Store Cash NOI through NOI for the three months ended December 31, 2011 and 2010, the three months ended December 31, 2011 and September 30, 2011 and the years ended December 31, 2011 and 2010 (in thousands):

	Three Months Ended		Three Months Ended		Year Ended
	31-Dec-11	31-Dec-10	31-Dec-11	30-Sep-11	31-Dec-11	31-Dec-10
Same store cash NOI Reconciliation
Net loss	$(4,679)	$(38,381)	$(4,679)	$(105,136)	$(181,875)	$(231,228)
Adjustments to reconcile net loss to NOI:
Interest expense	35,746	39,017	35,746	35,902	146,134	154,958
Asset management fees	4,892	4,478	4,892	4,736	19,166	17,712
Asset and goodwill impairment losses	4,094	—	4,094	43,625	54,246	26,595
General & administrative expenses	2,815	2,208	2,815	2,503	10,828	9,988
Depreciation and amortization	52,057	53,820	52,057	50,706	213,268	216,378
Interest and other income	(55)	(307)	(55)	(167)	(3,356)	(1,455)
Gain on troubled debt restructuring	—	299	—	—	(1,008)	(9,091)
Provision/(benefit) for income taxes	(797)	(23)	(797)	128	(614)	2,783
Equity in (earnings)/losses of investments	116	(89)	116	2,779	2,302	(954)
Loss/(income) from discontinued operations	(33,383)	1,938	(33,383)	23,552	(3,631)	73,992
Gain on sale of assets	—	—	—	—	(1,385)	—
Net operating income (NOI)	60,806	62,960	60,806	58,628	254,075	259,678
Net operating income of non same store properties	(1,014)	(3,292)	26	145	(3,678)	(8,995)
Same store NOI	59,792	59,668	60,832	58,773	250,397	250,683

Straight-line rent adjustment	(5,418)	(1,799)	(7,033)	(6,367)	(21,344)	(9,381)
Above/below market rent & lease incentives	(2,205)	(2,310)	(2,205)	(2,581)	(16,234)	(9,472)
Lease termination fees	(780)	(1,676)	(780)	(834)	(7,199)	(4,194)
Same store cash NOI	$51,389	$53,883	$50,814	$48,991	$205,620	$227,636

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

  99.1                 Behringer Harvard REIT I, Inc. Quarterly Update — Fourth Quarter 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: March 20, 2012	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President — Legal, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Fourth Quarter 2011